Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

RE: WALGREEN CO.

Exhibit 99.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies that to his respective knowledge:

(1) The Annual Report on Form 10-K for the year ending August 31, 2002 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated as of November 13, 2002

/s/ David W. Bernauer	/s/ Roger L. Polark
David W. Bernauer	Roger Polark
Chief Executive Officer	Chief Financial Officer